2016 & BEYOND: STEADY AND SECURE GROWTH INVESTOR DAY // DECEMBER 2, 2015 Unique Collaborative Science & Technology Campuses in Urban Innovation ClustersNYSE:ARE Building the Future of Life-Changing Innovation

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 2 Safe Harbor This presentation includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements regarding our 2015 and 2016 earnings per share attributable to Alexandria’s common stockholders – diluted, 2015 and 2016 FFO per share attributable to Alexandria’s common stockholders – diluted, NOI, and our projected sources and uses of capital. You can identify the forward-looking statements by their use of forward-looking words, such as “forecast,” “guidance,” “projects,” “estimates,” “anticipates,” “believes,” “expects,” “intends,” “may,” “plans,” “seeks,” “should,” or “will,” or the negative of those words or similar words. These forward-looking statements are based on our current expectations, beliefs, projections, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts, as well as a number of assumptions concerning future events. There can be no assurance that actual results will not be materially higher or lower than these expectations. These statements are subject to risks, uncertainties, assumptions, and other important factors that could cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include, without limitation, our failure to obtain capital (debt, construction financing, and/or equity) or refinance debt maturities, increased interest rates and operating costs, adverse economic or real estate developments in our markets, our failure to successfully complete and lease our existing space held for redevelopment and new properties acquired for that purpose and any properties undergoing development, our failure to successfully operate or lease acquired properties, decreased rental rates, increased vacancy rates or failure to renew or replace expiring leases, defaults on, or non-renewal of, leases by tenants, general and local economic conditions, a favorable capital market environment, performance of our operations in areas such as delivery of current and future development and redevelopment projects, leasing activity, lease renewals, and other risks and uncertainties detailed in our filings with the Securities and Exchange Commission (“SEC”). Accordingly, you are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are made as of the date of this presentation, and unless otherwise stated, we assume no obligation to update this information and expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 3 Contents 4 10 15 24 29 96 102 112 133 137 148 155 156 Welcome and Overview of Investor Day Alexandria’s Mission, Core Values, Edge, and Franchise Value 2015: Alexandria’s Performance Scorecard 2016-2017-2018: Alexandria’s Investment Thesis Demand for Alexandria’s Urban Campuses and Class A Buildings Current Macro Environment: Institutional Demand for Alexandria’s Assets Internal Growth: Strength of Core External Growth: Highly Leased Development and Redevelopment Effective Management of Leverage During Historic High Demand and Rental Rate Environment Flexible Balance Sheet Enabling Solid Future Growth 2016 Guidance Q&A Appendix

4 WELCOME AND OVERVIEW OF INVESTOR DAY

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 5 ” “Our tenants think of our collaborative urban campuses not as mere real estate, but as mission-critical platforms that enable their success. For Alexandria, it’s about creating highly dynamic and collaborative ecosystems within our campuses that inspire our innovative tenants to be productive, efficient, creative, and successful, and that enhance their ability to recruit and retain world-class talent. JOEL S. MARCUS Chairman, Chief Executive Officer & Founder Alexandria Real Estate Equities, Inc.

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 6 ” “The Alexandria Summit has had a transformative impact on the field of cancer research – not only in shaping the conversation in how the disease is treated and prevented, but also in catalyzing new collaborations and partnerships that will drive us toward breakthrough innovations and cures. KATHY GIUSTI Cancer Survivor Founder & Executive Chairman Multiple Myeloma Research Foundation

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 7 ” “The Alexandria Summit was an incredible event highlighting the digital, personalized, and participant-driven revolution happening in healthcare. It was an amazing honor to attend and to see how the patient voice was strongly represented in keynote talks among top industry and research participants. The future of healthcare needs to be built with patients as partners and this notion of engagement was core to the Alexandria Summit. Patient engagement enables better treatment decisions, new modes of research, and most of all, generates support. For patients, support can be the most powerful medicine. STEVEN KEATING Cancer Survivor PhD Candidate MIT Media Lab and Mechanical Engineering

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 8 1994 2015 Garage Startup $19M Seed Capital Unique Collaborative Science and Technology Campuses in Urban Innovation Clusters $10.8B Total Market Cap 31.5M RSF Asset Base 95% Occupancy Over 10 Years As of 3Q15.

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 9 Management Capital Strategy Stable, focused, and differentiated business strategy Strategy Highly experienced management with fully integrated expert regional teams Management Solid and flexible capital structure that enables stable future growth Capital

10 ALEXANDRIA’S MISSION, CORE VALUES, EDGE, AND FRANCHISE VALUE

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 11 Alexandria’s Mission Alexandria develops dynamic urban cluster campuses and vibrant ecosystems that enable and inspire the world’s most brilliant minds and innovative companies to create life-changing scientific and technological breakthroughs. We believe in the utmost professionalism, humility, and teamwork.

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 12 Alexandria’s Core Values that innovative and dynamic ecosystems enable brilliant minds to thrive. in the power of place and a culture of creativity and collaboration. that integrity and positivity are critical elements of success. that we all have an impact on the quality of people’s lives, through our infrastructure, investments, corporate social responsibility, and philanthropy. in striving for excellence in all that we do. that conscientious diligence today will make the world a better place tomorrow. that our talented, passionate, and driven people are key to the success of Alexandria. We Believe A LE X A N D R IA

ALEXANDRIA.
Building the Future of Life-Changing Innovation

Alexandria's Competitive Advantage

Our Edge

ALEXANDRIA

Our **highly experienced and fully integrated team** has broad and unique expertise.

Our **relationships** with key influencers in our ecosystem make us a **trusted strategic partner**.

Our **state-of-the-art campuses** – located in the **best urban markets** – with **cutting-edge, thoughtfully crafted interactive amenities** inspire the world's most innovative thinkers and provide the technical infrastructure that is necessary for their businesses to succeed.

Our **thought leadership programming** fosters fresh thinking and catalyzes transformative discussions and collaborations that create tangible action-oriented changes to benefit people and patients around the world.

Our **strategic investment arm** invests in the most innovative companies to improve human health and transform the way we live.

Our commitment to **transparency and our corporate social responsibility** allow us to be a trusted leader for all of our stakeholders.

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13

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 14 Alexandria’s Franchise Value: Opportunity for NAV Enhancement A LE X A N D R IAOur Value ” “An economic franchise arises from a product or service that: (1) is needed or desired; (2) is thought by its customers to have no close substitute; and (3) is not subject to price regulation. The existence of all three conditions will be demonstrated by a company’s ability to regularly price its product or service aggressively and thereby to earn high rates of return on capital. WARREN E. BUFFETT Chairman’s Letter to Shareholders, 1991 Berkshire Hathway Insurance is industry-leading knowledge and unrivaled execution, creating a unique brand and franchise value with no substitutes. is sustained by our commitment to excellence and broadening and deepening our tenant and partner relationships. creates an irreplaceable product, translating into market-leading rental rates. generates a sustainable, significant premium for our investors.

15 2015: ALEXANDRIA’S PERFORMANCE SCORECARD

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 16 $74.00 $103.00 January 3, 2014 November 20, 2015 Quarterly Common Stock Dividends Per ShareFFO Per Share !"#NAV Per Share !$# $4.40 $5.25 2013 2015 Projected $0.68 $0.77 4Q13 3Q15 Growth in NAV, FFO & Common Stock Dividends Per Share (1) Based upon Real Estate Securities Monthly issued January 3, 2014, and Healthcare Sector Update issued November 20, 2015 by Green Street Advisors. (2) 2015 projected FFO per share, as adjusted, represents the mid-point of our guidance range provided on November 2, 2015.

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 17 Growth in 2015 Guidance for FFO Per Share (1) Represents date of guidance for 2015 FFO per share. $5.20 $5.22 $5.24 $5.25 December 3, 2014 April 27, 2015 July 27, 2015 November 2, 2015 $4.80 2014 FFO PER SHARE 8.3% GROWTH 2015 FFO PER SHARE INITIAL GUIDANCE 9.4% GROWTH (1)(1)(1)(1) Mid-point of Range of Guidance for FFO Per Share

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 18 Strong Core Driving Steady and Secure Growth in FFO Per Share Meet/Exceed Initial Guidance SAME PROPERTY NOI GROWTH (CASH BASIS) 7%5% SAME PROPERTY NOI GROWTH 2.5%0.5% RENTAL RATE GROWTH (CASH BASIS) 10%8% RENTAL RATE GROWTH 17%14% OPERATING OCCUPANCY NORTH AMERICA 97.4%96.9% "%$&'()*+,-./'0,-1/',2'34'5-6/2738'9,:'3-'9/./;</8'=>'"%$? CORE OPERATING METRICS MEET/EXCEED INITIAL GUIDANCE

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 19 2015: Record Leasing Year Through September 30, 2015 YTD 3Q15. 4.0MLEASED RSF HIGHEST ANNUAL LEASING VOLUME

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 20 2015: Asset Sales at 4.7% Cash Cap Rate (1) Cash capitalization rate represents a weighted average for all high-value core operating property dispositions completed through December 2, 2015, and projected dispositions through December 31, 2015. The weighted-average cash capitalization rate in aggregate was 3.8% and is composed of approximately 16% of land and non-income-producing assets and 84% of high-value core operating properties (including partial sales) at average cash capitalization rates of (0.8)% and 4.7%, respectively. The weighted-average capitalization rate is based upon annualized cash NOI for the quarter ended prior to the date of each sale. Cash NOI excludes straight-line rent. For sales of less than a 100% interest, the cash NOI and sales price included in the weighted-average computation represents the proportional interest expected to be sold. (2) Closing projected in December 2015. $700MASSET SALES CASH CAP RATE OF 4.7%(1) KEY ASSET SALES 225 BINNEY STREET CAMBRIDGE(2) 4.5% Cash Cap Rate 14.1% IRR 1500 OWENS STREET MISSION BAY(2) 4.8% Cash Cap Rate 11.0% IRR 409/499 ILLINOIS STREET MISSION BAY(2) In Progress

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 21 2015: Continued Disciplined Allocation of Capital to High-Value Urban Submarkets Represents 2015 allocation of capital for actual and projected construction and completed acquisitions by market. When used herein SoMa shall mean South of Market in San Francisco and UTC shall mean University Town Center in San Diego. CAMBRIDGE MISSION BAY/SoMa NEW YORK CITY TORREY PINES/UTC OTHER 82% 2015 Allocation of Capital 18% 4% 9% 23% 46%

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary – Do Not Copy or Distr ibute. All Rights Reserved © 2015 22 ALEXANDRIA REAL ESTA E QUITIES, INC. Confidential nd Proprietary – Do Not opy or ribu e. All Rights Reserved © 2015 DEAN SHIGENAGA Executive Vice President, Chief Financial Officer & Treasurer Communications & Reporting Excellence ” “Alexandria is honored to be the 2015 recipient of the Investor CARE Gold Award and to be recognized by NAREIT as a first-in-class REIT that delivers transparency, quality, and efficient communications and reporting to the investment community.

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary – Do Not Copy or Distr ibute. All Rights Reserved © 2015 23 ALEXANDRIA REAL ESTA E QUITIES, INC. Confidential nd Proprietary – Do Not opy or ribu e. All Rights Reserved © 2015 2015A Historic Year Land Deal of the Year 4.0M LEASED RSFDistinguished Real Estate Award Leasing Deal of the Year ANNIVERSARY10th Development of the Alexandria Center® for Life Science – NYC 5200 Illumina Way COMMUNICATIONS & REPORTING EXCELLENCE JANUARY SEPTEMBER 1455/1515 Third Street GREATER BOSTON Owner of the Year GREATER BOSTON HIGHEST LEASING VOLUME YTD 3Q15

24 2016-2017-2018: ALEXANDRIA’S INVESTMENT THESIS

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 25 Best-in-Class, Unique Urban Office REIT UNIQUE COLLABORATIVE SCIENCE AND TECHNOLOGY CAMPUSES IN URBAN INNOVATION CLUSTERS CLASS A ASSETS AND AAA LOCATIONS INTERNAL GROWTH Favorable NNN lease structure with annual rent escalations Rental rate growth on leasing activity Rental rate growth on early renewals EXTERNAL GROWTH Visible multiyear pipeline DISCIPLINED ALLOCATION OF CAPITAL AND PRUDENT MANAGEMENT OF BALANCE SHEET UNIQUE UNDERWRITING EXPERTISE AND EXPERIENCE Enable Alexandria to prudently underwrite tenants and strategically capitalize on industry trends UNIQUE BUSINESS STRATEGY Drives high-quality growth in cash flows, FFO per share, and NAV per share and increasing common stock dividends BEST-IN-CLASS TRANSPARENCY, QUALITY, AND EFFICIENCY OF DISCLOSURES AND REPORTING OF ARE’S TOTAL ABR FROM INVESTMENT- GRADE TENANTS 53% OF ARE’S TOTAL ABR FROM CLASS A ASSETS IN AAA LOCATIONS 75%

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 26 “ ” 2016: Solid Macro & Micro Fundamentals STRONG ASSET VALUATIONS FAVORABLE INTEREST RATE ENVIRONMENT FAVORABLE RENTAL RATE TRENDS HISTORICALLY HIGH DEMAND VERY STRONG OCCUPANCY VERY CONSTRAINED SUPPLY Our successful delivery of mission-critical facilities to the world’s most innovative companies at the heart of this generational migration has continued to accelerate the demand in our leading urban clusters. JOEL S. MARCUS Chairman, Chief Executive Officer & Founder Alexandria Real Estate Equities, Inc.

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 27 What Do Our Investors Want to See for Alexandria? Growth in NAV and FFO Per Share “Beat & Raise” Guidance A “Clean” Operating Story Disciplined Allocation of Capital Effective management of leverage during high demand environment Disciplined management of funding sources, including common equity funding Disciplined Management of Balance Sheet

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 28 Alexandria’s Investment Thesis: 2016 Continuing Strong & Stable Internal Growth: Steady & Secure Property Level NOI Growth Disciplined Allocation of Capital to Best Urban Cluster Markets Continuing Strong Demand for Alexandria's Class A Assets in AAA Urban Campus Clusters Monetization of Development Pipeline Coordinated with Historic High Demand & High Rental Rates Underwriting Skills Have Enabled Strong Tenant Selection & Diversification Solid Balance Sheet Management to Drive Lower Cost of Capital 1 2 3 4 5 6

29 DEMAND FOR ALEXANDRIA’S URBAN CAMPUSES AND CLASS A BUILDINGS

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 30 2015 Leasing: Capitalizing on Historic High Demand YTD 3Q15. (1) Includes non-cluster markets, Canada, and Asia. 1,526,439 RSF 171,491 RSF 729,419 RSF 404,254 RSF 809,476 RSF 132,537 RSF 71,674 RSF LEASING ACTIVITY(1)

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 31 Manageable Annual Contractual Lease Expirations As of 3Q15. (1) Excludes 16 month-to-month leases for 37,054 RSF. Year of Lease Expiration Number of Leases RSF Percentage of Aggregate Total RSF ABR (per SF) 2015 20(1) 232,526 1.4% $37.03 2016 80 1,321,642 7.9% $31.79 2017 81 1,386,364 8.3% $27.89 2018 86 1,838,064 10.9% $38.73 2019 68 1,401,460 8.3% $35.98 2020 65 1,556,981 9.3% $37.05 2021 43 1,320,614 7.9% $39.08 2022 27 900,680 5.4% $34.35 2023 22 1,188,496 7.1% $37.66 2024 15 830,169 4.9% $45.26 Thereafter 50 3,704,202 22.0% $48.00

ALEXANDRIA.
Building the Future of Life-Changing Innovation

2016 Contractual Lease Expirations: 7.9% of Total RSF

Market	Leased	Negotiating/ Anticipating	Targeted for Redevelopment	Remaining Expiring Leases	Total	ABR of Expiring Leases (per RSF)
Greater Boston	104,369	27,232	—	47,561	179,162	$43.51
San Francisco	726	31,611	—	111,578	143,915	30.75
New York City	—	—	—	5,447	5,447	N/A
San Diego	46,033	158,645(1)	—	367,013(2)	571,691	33.90
Seattle	2,468	—	—	44,684	47,152	38.79
Maryland	16,560	—	—	125,103	141,663	25.74
Research Triangle Park	54,642	—	—	88,383	143,025	23.13
Non-cluster markets	—	346	—	3,508	3,854	20.57
Asia	45,835	35,335	—	4,563	85,733	16.29
Total	270,633	253,169	—	797,840	1,321,642	$31.79
Percentage of expiring leases	20%	19%	—%	61%	100%	

As of 3Q15.

(1) Represents two leases at 3115/3215 Merryfield Row with contractual expirations in January and August 2016, respectively, at an average annualized base rent of $26.62 per square foot. We are in negotiations with a high-quality tenant for approximately 159,000 RSF of build-to-suit space at the ARE Spectrum campus.

(2) Includes 125,409 RSF leased to Eli Lilly and Company at 10300 Campus Point Drive with a contractual expiration in 4Q16. This tenant will relocate and expand into 304,326 RSF at our recently acquired redevelopment project at 10290 Campus Point Drive.

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32

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 33 Manageable Lease Expirations in 2016 (1) Represents contractual lease expiration of 81,441 RSF, of which 61,618 RSF has been leased. (2) Actively marketing with interest from multiple users. 158,645 RSF 3115/3215 Merryfield Row San Diego – Torrey Pines, 8/31/2016 45,835 RSF Non-Cluster Market, 8/31/2016 Negotiating/Anticipated CONTRACTUAL LEASE EXPIRATIONS >45,000 RSF IN 2016 125,409 RSF(2) 10300 Campus Point Drive San Diego – UTC, 12/1/2016 50,936 RSF 9 West Watkins Mill Road Maryland – Gaithersburg, 9/30/2016 49,060 RSF 1330 Piccard Drive Maryland – Rockville, 9/30/2016 Remaining Expiring Leases 53,880 RSF 3565 General Atomics Court San Diego – Torrey Pines, 1/18/2016 46,033 RSF 3530 John Hopkins Court San Diego – Torrey Pines, 7/31/2016 Leased 61,618 RSF(1) 500 Technology Square Greater Boston – Cambridge, 3/31/2016

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 34 2016 Contractual Lease Expirations: 3115/3215 Merryfield Row, Torrey Pines (1) Rendering of single-tenancy build-to-suit development project. 158,645 RSF // Lease Expirations 1/31/2016 & 8/31/2016

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 35(1) Short-term lease extension into January 2016 anticipated to allow tenant time to relocate into 10290 Campus Point Drive in December 2015. 2016 Contractual Lease Expirations: 10300 Campus Point Drive, University Town Center 125,409 RSF // Lease Expiration 12/1/2016(1)

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 36 Tenant Perspective in Today’s Market Environment PRIORITIZING URBAN LOCATIONS COLLABORATIVE URBAN CAMPUSES AND CLASS A BUILDINGS INNOVATIVE DESIGN AND LARGE OPEN FLOOR PLATES CREATIVE AMENITIES LOCATION, QUALITY, AND BUILDING FEATURES ENHANCE ABILITY TO RECRUIT AND RETAIN TOP TALENT KEY DECISION DRIVERS

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 37 PRIORITIZING URBAN LOCATIONS Greater Boston: Alexandria Technology Square®

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 38 Tenant Perspective: Rental Rate Comparison Source: CBRE (Cambridge), Newmark Grubb Knight Frank (Suburban). PER RSF CAMBRIDGE PER RSF SUBURBAN “ ” It’s cheaper out there, and most of our people live out there, so on some level it would be easier for us. But I don’t really want to do it. I love the energy of this place. MICHAEL GILMAN CEO, Padlock Therapeutics 400 Technology Square

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 39 URBAN CAMPUSES New York City: Alexandria Center® for Life Science

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 40 URBAN CAMPUSES New York City: Alexandria Center® for Life Science

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 41 URBAN CAMPUSES New York City: Alexandria Center® for Life Science

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 42 URBAN CAMPUSES New York City: Alexandria Center® for Life Science

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 43 INNOVATIVE DESIGN San Francisco: 510 Townsend Street

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 44 LARGE FLOOR PLATES San Francisco: 510 Townsend Street

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 45 San Francisco: 499 Illinois Street CREATIVE AMENITIES

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 46 CREATIVE AMENITIES San Diego: 10300 Campus Point Drive

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 47 Alexandria’s Key Urban Innovation Clusters As of 3Q15. 5.7M RSF $218.5M ABR 813K RSF $58.5M ABR 2.2M RSF $50.2M ABR 1.0M RSF $19.4 ABR 3.9M RSF $99.6M ABR 1.0M RSF $32.2M ABR3.4M RSF $116.0M ABR

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 48 SAN FRANCISCO AT THE INTERSECTION OF SCIENCE AND TECHNOLOGY

San Francisco Region:
Market Sentiment vs. Fundamentals

ALEXANDRIA.
Building the Future of Life-Changing Innovation

SENTIMENT

San Francisco is **a region of boom and bust** and we are in the later innings of peak demand

No true appreciation for **supply constraint** from Proposition M

San Francisco office leasing consists of many **overvalued unicorn tenants**

FUNDAMENTALS

Demand continues to be strong

Dropbox: 200K RSF sublease on the market for 48 hours and now all space being negotiated with two tenants

Twitter: 60K RSF sublease had competing offers from four tenants; selection and negotiation with one underway

Tracking 2.4M RSF of life science demand and 9.6M SF technology demand

Constrained supply of Class A space

Proposition M expected to run out in 2016 – reducing supply to nearly zero and only 875K RSF per year added to the existing base of 76M RSF in San Francisco

San Francisco region real estate has a diverse tenant mix and growth is dominated by large market cap technology tenants

85% of the San Francisco region occupancy growth (office + R&D) over the past five years has come from Apple and Google and from other large market cap technology companies (i.e. Salesforce, LinkedIn, Facebook, Amazon, Samsung, and Microsoft)[(1)]

(1) Source: Cushman & Wakefield, November 2015.

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ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 50 San Francisco: On-the-Ground Reality for Alexandria Alexandria has exposure to unicorn technology tenants Does Alexandria have the underwriting skills to understand technology? Alexandria’s current San Francisco region tenant mix is 98% life science Alexandria’s future San Francisco technology tenants are the top-tier of unicorns Alexandria is 100% leased, with key investment-grade and high-quality tenants such as Bayer, Pfizer, GSA, Illumina, UCSF, Celgene, and Fibrogen Alexandria has substantial underwriting experience in both the life science and technology industries FUNDAMENTALSSENTIMENT

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 51 San Francisco: Solid Occupancy As of 3Q15. OCCUPANCY SAN FRANCISCO

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 52 Alexandria’s Unique Collaborative Urban Innovation Clusters: Mission Bay & SoMa WARRIORS SPORTS AND ENTERTAINMENT CENTER ! UCSF MEDICAL CENTER UCSF RESEARCH CAMPUS RESIDENTIAL THE GLADSTONE INSTITUTES SOMA MISSION BAY 409/499 ILLINOIS STREET 510 TOWNSEND STREET 1500 OWENS STREET 1700 OWENS STREET 505 BRANNAN STREET 1455/1515 THIRD STREET 455 MISSION BAY BOULEVARD SOUTH

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 53 729K San Francisco: Alexandria’s Strong Performance in Leasing As of 3Q15.

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 54 San Francisco: High-Quality Demand in 4Q15 SCIENCE DEMAND IN SAN FRANCISCO MARKET SIZE RSF DEMAND ENTITY TYPE 400,000 Large-Cap Private Tech/Biotechnology New 400,000 Multinational Biopharma New 150,000 Multinational Biopharma Expansion 125,000 Public Biotechnology Expansion 125,000 Private Biotechnology Expansion 100,000 Private Biotechnology New 100,000 Private Biotechnology Expansion

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 55 San Francisco: High-Quality Demand in 4Q15 Source: Newmark Cornish & Carey. TECH DEMAND IN SAN FRANCISCO MARKET SIZE RSF DEMAND ENTITY TYPE 1.2M Large-Cap Technology Expansion 1.0M Large-Cap Technology Expansion 750,000 Large-Cap Technology Expansion 250,000 Private Technology Expansion 200,000 Large-Cap Technology Expansion 200,000 Private Technology Relocation 200,000 Small-Cap Technology Expansion

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 56 San Francisco: Consistent Outperformance in Occupancy Market Source: Kidder Mathews and Newmark Cornish & Carey. Alexandria’s San Francisco Occupancy 2010 – 3Q15 95.8% 96.7% 97.8% 97.7% 98.9% 100.0% 90.1% 90.2% 89.8% 91.0% 93.3% 95.4% 75% 80% 85% 90% 95% 100% 2010 2011 2012 2013 2014 3Q15 Alexandria's Occupancy of Operating Properties Market Occupancy Oc cu pa nc y P er ce nt ag e

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 57 San Francisco: Consistent Outperformance in Leasing Source (HCP and BMR): Jones Lang LaSalle. New Lease Transactions in Alexandria’s San Francisco Submarkets 2008 – 3Q15 3,590,000 1,071,000 656,000 0 500,000 1,000,000 1,500,000 2,000,000 2,500,000 3,000,000 3,500,000 4,000,000 ARE HCP BMR RS F

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 58 San Francisco: Increase in Annualized Base Rent (1) Represents ABR as of 3Q15, pro-forma for the estimated ABR from the completion of our 100% leased development projects currently under construction and near-term value creation project including 510 Townsend Street, 1455/1515 Third Street, and 505 Brannan Street. This also includes pro-forma adjustments to reflect the pro-rata reduction of ABR related to the sale of partial interests in high-value core properties expected to be completed in 4Q15. Growth in ABR from Value-Creation Projects in San Francisco $97,000 $100,000 $115,000 $116,000 $141,000 $50,000 $60,000 $70,000 $80,000 $90,000 $100,000 $110,000 $120,000 $130,000 $140,000 $150,000 2012 2013 2014 3Q15 3Q15 pro-forma including development projects under construction and near-term development projects (1) AB R (in th ou sa nd s)

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 59 Market Rent Increase from 2013 to 2015 San Francisco: Strong Rental Rate Growth Source: Based upon Alexandria’s leasing activity and various market sources. $48.00 $54.00 $64.00 $45.50 $48.00 $60.00 $36.60 $42.00 $55.20 $30 $35 $40 $45 $50 $55 $60 $65 $70 2013 2014 2015 Re ne w al R at e Pe r R SF Mission Bay Palo Alto/Stanford Research Park South San Francisco

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 60 San Francisco: Constrained Supply & Limited Development Inventory in Mission Bay and SoMa Prop M: In November 1986, San Francisco passed a citizen-sponsored initiative that limited the amount of new office space development Diminishing supply Approximately 1.3M RSF of existing office allocation is expected to be exhausted by spring 2016 when a large 1M+ RSF project is approved 875,000 RSF annual allocation thereafter Severe supply constraint continues to create competition for space and steady rental rate increases Prop M Supply Expected to Be Exhausted by Mid-2016 R SF (in m illi on s) 2.60 2.50 1.30 1.30 0.34 0.00 0.50 1.00 1.50 2.00 2.50 3.00 1Q15 2Q15 3Q15 4Q15 1Q16 SUBLEASE SPACE MOVING FAST DROPBOX – CHINA BASIN SUBLEASE 200,000 RSF // 2015 Remaining Office; Office & Lab Pursued by two tenants in 48 hours; under negotiation TWITTER – SUBLEASE 60,000 RSF // 2015 Office Pursued by four tenants, one selected; under negotiation BUILD-TO-SUIT: 24-36 MONTH DELIVERY THE EXCHANGE – MISSION BAY 680,000 RSF // 2017 Office & Lab GOLDEN STATE WARRIORS ARENA AND ENTERTAINMENT CENTER – MISSION BAY 580,000 RSF // 2018-2019 Office & Light Lab Prop M office entitlements in place; pursuing arena entitlements 100 HOOPER STREET – SOMA 289,000 RSF // 2017 Office Entitled NO NEAR-TERM DELIVERIES

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 61 GREATER BOSTON KENDALL SQUARE MOTTO: “THE FUTURE LIVES HERE”

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 62 Greater Boston: Solid Occupancy As of 3Q15. OCCUPANCY GREATER BOSTON

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 63 Alexandria’s Unique Collaborative Urban Innovation Clusters: Kendall Square & East Cambridge HARVARD UNIVERSITY MASSACHUSETTS INSTITUTE OF TECHNOLOGY ALEXANDRIA TECHNOLOGY SQUARE® 225 BINNEY STREET 75/125 BINNEY STREET 150 SECOND STREET 50/60 & 100 BINNEY STREET 215 FIRST STREET 161 FIRST STREET 11 HURLEY STREET 300 THIRD STREET

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 64 1.5M Greater Boston: Alexandria’s Strong Performance in Leasing As of 3Q15.

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 65 Greater Boston: High-Quality Demand in 4Q15 Source: CBRE, Transwestern/RBJ and Cushman & Wakefield. TOTAL DEMAND IN CAMBRIDGE MARKET SIZE RSF DEMAND ENTITY TYPE 400,000 Large-Cap Technology Relocation & Expansion 300,000 Large-Cap Biotechnology Expansion 225,000 Biotechnology Consolidation 200,000 Biotechnology Relocation 180,000 Biotechnology Expansion 125,000 Biotechnology Relocation 100,000 Biotechnology Expansion

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 66 Greater Boston: Consistent Outperformance in Occupancy Market Source: CBRE and CoStar. (1) The decline from 2014 is primarily driven by a 128,325 RSF full-building lease that expired at 19 Presidential Way in our Route 128 submarket. We are in the process of marketing the property for multi-tenancy office/laboratory use. 93.6% 93.9% 94.6% 96.8% 98.8% 95.7% 88.0% 85.9% 86.8% 88.8% 91.7% 94.1% 75% 80% 85% 90% 95% 100% 2010 2011 2012 2013 2014 3Q15 Alexandria's Occupancy of Operating Properties Market Occupancy Alexandria’s Greater Boston Occupancy 2010 – 3Q15 !$# Oc cu pa nc y P er ce nt ag e

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 67 Greater Boston: Consistent Outperformance in Leasing Source (BMR, FCE, and MIT): CBRE/New England. New Lease Transactions in Alexandria’s Greater Boston Submarkets 2008 – 3Q15 4,192,000 2,596,000 1,393,000 1,068,000 0 500,000 1,000,000 1,500,000 2,000,000 2,500,000 3,000,000 3,500,000 4,000,000 4,500,000 ARE BMR FCE MIT RS F

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 68 Greater Boston: Increase in Annualized Base Rent As of 3Q15. (1) Represents ABR as of 3Q15, pro-forma for the estimated ABR from the completion of our 100% leased development and redevelopment projects currently under construction including 50/60 Binney Street, 100 Binney Street, 360 Longwood Avenue, and 11 Hurley Street. This also includes pro-forma adjustments to reflect the estimated pro-rata share reduction of ABR related to the sale of a 70% partial interest in 225 Binney Street expected to be completed in 4Q15. Growth in ABR from Value-Creation Projects in Greater Boston $116,000 $146,000 $163,000 $219,000 $278,000 $0 $50,000 $100,000 $150,000 $200,000 $250,000 $300,000 2012 2013 2014 3Q15 3Q15 pro-forma including development and redevelopment projects under construction(1) AB R (in th ou sa nd s)

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 69 Market Rent Increase from 2013 to 2015 Greater Boston: Cambridge’s Strong Rental Rate Growth Source: Based upon Alexandria’s leasing activity and various market sources. $55.80 $57.30 $72.10 $50 $55 $60 $65 $70 $75 2013 2014 2015 Cambridge Re nt al R at e Pe r R SF

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 70 Greater Boston: Constrained Supply & Limited Development Inventory in Cambridge (1) 100 Binney Street consisted of 431,483 RSF of which 252,022 RSF was leased and 171,853 RSF was under negotiation as of 3Q15. ALEXANDRIA CENTER® AT KENDALL SQUARE (BELOW) 180,000 RSF(1) // 2017 100 Binney Street Remaining Office; Office & Lab Under construction CURRENT DEVELOPMENT PROJECTS PFIZER – SUBLEASE 131,000 RSF // 2016 610 Main Street (developed & owned by MIT) Lab Under construction FUTURE DEVELOPMENT PROJECTS BOSTON PROPERTIES NORTH GARAGE SITE 600,000 RSF // 2018 Office; Office & Lab No entitlements COURTHOUSE 450,000 RSF // 2019 Office; Office & Lab Entitlements held up by lawsuit MIT KENDALL SQUARE INITIATIVE 450,000 RSF // 2019-2024 Office; Office & Lab No entitlements VOLPE SITE 1.2M RSF // 2019-2027 Mixed use No entitlements NORTHPOINT 2.1M RSF // 2018-2028 Mixed use Special permit in place

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 71 NEW YORK CITY CULTURAL HUB AND INNOVATION EPICENTER

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 72 New York City: Solid Occupancy As of 3Q15. OCCUPANCY NEW YORK CITY

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 73We hold an option to ground lease a parcel supporting the future ground-up development of approximately 420,000 SF at the Alexandria Center ® for Life Science. We have begun discussions with the City of New York regarding this option and the potential to increase the site density beyond 420,000 SF. Alexandria’s Unique Collaborative Urban Innovation Clusters: Alexandria Center® for Life Science – New York City CUNY SOPHIE DAVIS SCHOOL OF BIOMEDICAL EDUCATION NEW YORK UNIVERSITY SCHOOL OF MEDICINE MOUNT SINAI SCHOOL OF MEDICINE COLUMBIA UNIVERSITY COLLEGE OF PHYSICIANS WEILL MEDICAL COLLEGE OF CORNELL UNIVERSITY MEMORIAL SLOAN KETTERING CANCER CENTER FUTURE HOME OF CORNELL- TECHNION NYC TECH CAMPUS THE ROCKEFELLER UNIVERSITY HOSPITAL FOR SPECIAL SURGERY SUNY DOWNSTATE MEDICAL CENTER EAST TOWER WEST TOWER FUTURE NORTH TOWER

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 74 171KRSF LEASED IN 2015 New York City: Alexandria’s Strong Performance in Leasing As of 3Q15.

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 75 SAN DIEGO GENOMICS AND BIOTECHNOLOGY POWERHOUSE

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 76 San Diego: Solid Occupancy As of 3Q15. OCCUPANCY SAN DIEGO

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 77 Alexandria’s Unique Collaborative Urban Innovation Clusters: Torrey Pines SANFORD CONSORTIUM FOR REGENERATIVE MEDICINE THE SCRIPPS RESEARCH INSTITUTE SANFORD BURNHAM PREBYS MEDICAL DISCOVERY INSTITUTE UNIVERSITY OF CALIFORNIA, SAN DIEGO ARE NAUTILUS ARE CRAY COURT ARE SPECTRUM ARE SUNRISE ARE ARENISCA THE SALK INSTITUTE

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 78 Alexandria’s Unique Collaborative Urban Innovation Clusters: University Town Center ALEXANDRIA CENTER® FOR LIFE SCIENCE AT CAMPUS POINTE ARE ESPLANADE ARE TOWNE CENTRE 5200 ILLUMINA WAY

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 79 809K San Diego: Alexandria’s Strong Performance in Leasing As of 3Q15.

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 80 San Diego: High-Quality Demand in 4Q15 Source: Cushman & Wakefield. TOTAL DEMAND IN SAN DIEGO MARKET SIZE RSF DEMAND ENTITY TYPE 200,000 Multinational Pharmaceutical Expansion 200,000 Life Science Products Expansion 150,000 Large-Cap Biotechnology Expansion 150,000 Large-Cap Biotechnology Expansion 125,000 Biotechnology Expansion 120,000 Biotechnology Expansion 100,000 Life Science Products Relocation 100,000 Life Science Products Expansion

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 81 San Diego: Consistent Outperformance in Leasing Source (BMR and HCP): Jones Lang LaSalle. New Lease Transactions in Alexandria’s San Diego Submarkets 2Q10 – 3Q15 2,836,000 953,000 835,000 0 500,000 1,000,000 1,500,000 2,000,000 2,500,000 3,000,000 ARE BMR HCP RS F

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 82 SEATTLE CLOUD CITY – DRIVING SCIENCE AND TECH INNOVATION

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 83 Seattle: Solid Occupancy As of 3Q15. OCCUPANCY SEATTLE

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 84 SEATTLE CANCER CARE ALLIANCE FRED HUTCHINSON CANCER RESEARCH CENTER INSTITUTE FOR SYSTEMS BIOLOGY BILL & MELINDA GATES FOUNDATION SEATTLE BIOMEDICAL RESEARCH INSTITUTE Alexandria’s Unique Collaborative Urban Innovation Clusters: Lake Union 1201/1208 EASTLAKE AVENUE EAST 1616 EASTLAKE AVENUE EAST 199 EAST BLAINE STREET 1551 EASTLAKE AVENUE EAST 219 TERRY AVENUE NORTH 400 DEXTER AVENUE NORTH 1150/1165/1166 EASTLAKE AVENUE EAST

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 85 133K Seattle: Alexandria’s Strong Performance in Leasing As of 3Q15.

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 86 Seattle: High-Quality Demand in 4Q15 Source: Multiple Brokers. TOTAL DEMAND IN LAKE UNION MARKET SIZE RSF DEMAND ENTITY TYPE 250,000 Large-Cap Technology Expansion 200,000 Technology Consolidation 140,000 Technology Expansion 120,000 Technology Relocation 100,000 Research Institution Expansion 100,000 Technology Expansion 80,000 Large-Cap Technology Expansion 60,000 Large-Cap Technology Expansion

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 87 MARYLAND NATIONAL RESEARCH LABORATORIES AND INSTITUTIONS

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 88 Maryland: Solid Occupancy As of 3Q15. OCCUPANCY MARYLAND

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 89 NATIONAL INSTITUTE OF STANDARDS AND TECHNOLOGY JOHNS HOPKINS UNIVERSITY MONTGOMERY COUNTY CAMPUS SHADY GROVE LIFE SCIENCES CENTER J. CRAIG VENTER INSTITUTE NATIONAL CANCER INSTITUTE NATIONAL INSTITUTES OF HEALTH 1405 RESEARCH BOULEVARD 9800 MEDICAL CENTER DRIVE 9 WEST WATKINS MILL ROAD 5 RESEARCH PLACE Alexandria’s Unique Collaborative Innovation Clusters: Maryland

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 90 404K Maryland: Alexandria’s Strong Performance in Leasing As of 3Q15.

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 91 Maryland: High-Quality Demand in 4Q15 Source: Scheer Partners. TOTAL DEMAND IN MARYLAND MARKET SIZE RSF DEMAND ENTITY TYPE 143,000 Biotechnology Expansion 40,000 Healthcare New 25,000 Biotechnology Expansion 18,000 Biotechnology Expansion 15,000 Biotechnology Expansion 15,000 Biotechnology Expansion

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 92 RESEARCH TRIANGLE PARK THE LEADER IN AGTECH INNOVATION

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 93 Research Triangle Park: Solid Occupancy As of 3Q15. OCCUPANCY RESEARCH TRIANGLE PARK

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 94 DUKE UNIVERSITY U.S. ENVIRONMENTAL PROTECTION AGENCY ALEXANDRIA CENTER® FOR SCIENCE, TECHNOLOGY AND AGRICULTURE RESEARCH TRIANGLE PARK FOUNDATION OF NORTH CAROLINA THE UNIVERSITY OF NORTH CAROLINA AT CHAPEL HILL NORTH CAROLINA STATE UNIVERSITY NATIONAL INSTITUTE OF ENVIRONMENTAL HEALTH SCIENCES Alexandria’s Unique Collaborative Innovation Clusters: Research Triangle Park 108/110/112/114 TW ALEXANDER DRIVE 7 TRIANGLE DRIVE 7010/7020/7030 KIT CREEK ROAD 6 DAVIS DRIVE

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 95 Research Triangle Park (RTP): High-Quality Demand in 4Q15 500K RSF TOTAL DEMAND IN RTP 9.5M RSF MARKET SIZE RSF DEMAND ENTITY TYPE 200,000 Biotechnology Relocation/ Expansion 125,000 Biotechnology Expansion 50,000 Biotechnology Expansion 40,000 Biotechnology Relocation 30,000 Biotechnology New 15,000 Biotechnology Relocation/ Expansion

96 CURRENT MACRO ENVIRONMENT: INSTITUTIONAL DEMAND FOR ALEXANDRIA’S ASSETS

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 97 Record Inflows to U.S. Commercial Real Estate Applies Downward Pressure to Cap Rates (1) Souce: Cross Border Capital Tracker, Real Capital Analytics, through August 2015. $0 $10 $20 $30 $40 $50 $60 2009 2010 2011 2012 2013 2014 YTD 2015 In bo un d Gl ob al C ap ita l ( $B ) (1) “FLIGHT TO QUALITY” INVESTMENT TREND Devaluation of Chinese yuan, concerns about emerging market economies; and anxiety over political stability in Europe, Iran, and Russia cause foreign capital to seek stable investments in U.S. commercial real estate Inbound global capital in 2015 is very high INCREASED APPETITE FOR REAL ESTATE FROM INSTITUTIONAL INVESTORS Real estate transitions from “alternative asset allocation strategy” to a proven asset class Institutional asset allocation models increase real estate allocation – from less than 5% prior to 2005 to almost 10% in 2015 SOVEREIGN WEALTH FUNDS STILL BELOW THEIR TARGET ALLOCATION FOR U.S. REAL ESTATE

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 98 SALE OF 70% INTEREST Closing in December 2015 $190M SALE PRICE(1) 4.5% CASH CAP RATE $101M VALUE-CREATION(2) 14.1% IRR (1) Represents the sale of a 70% partial interest. (2) Based upon value of 100% of the property. Strategic Relationship with TIAA-CREF 225 Binney Street, Kendall Square

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 99(1) Represents the sale of a 49.9% partial interest.(2) Based upon value of 100% of the property. Strategic Relationship with TIAA-CREF 1500 Owens Street, Mission Bay SALE OF 49.9% INTEREST Closing in December 2015 $73M SALE PRICE(1) 4.8% CASH CAP RATE $50M VALUE-CREATION(2) 11.0% IRR

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 100 Strategic Relationship with a High-Quality Institutional Investor 409/499 Illinois, Mission Bay SALE OF PARTIAL INTEREST Closing in December 2015 TRANSACTION IN PROCESS

ALEXANDRIA.
Building the Future of Life-Changing Innovation

Best-in-Class Assets Attract Institutional Investors

ENTITIES INVOLVED IN RECENT OFFICE/LAB TRANSACTIONS

AFIAA (Swiss Fund)
American Healthcare Investors
American Realty Capital
Angelo, Gordon & Co.
Blackstone Group LP
Capital Square Holdings
Carter Validus
Clarion Partners
Deutsche Bank
DivcoWest
Equis Capital Partners
GI Partners
Goldman Sachs
Griffin Capital
Grubb-Rubenstein
Harrison Street Real Estate
Harvard Investment Group
HCP
Hines
Invesco
Jamestown
JBG Companies
J.P. Morgan
KanAm Grund
KBS
Keystone Property Group
Kilroy Realty
King Street Properties
Korea Post
LaSalle Investment Management
Legacy Partners
Longfellow Real Estate Partners
Mirae Asset Management
National Development
Norges Bank
Oak Street Real Estate Capital
Phase 3 Properties
The Principal Financial Group
Prudential
PS Business Parks
REIT Management & Research
The Related Companies
The Rockefeller Group
Senior Housing Properties Trust
SunTrust Equity Funding
TIAA-CREF
Tritower Financial
Urban Renaissance Group
Walton Street
W.P. Carey

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101

102 INTERNAL GROWTH: STRENGTH OF CORE

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 103 High-Quality, Stable & Increasing Cash Flows Investment-Grade Tenants 53% Of ARE’s Total ABR Class A Assets In AAA Locations 75% Of ARE’s Total ABR Recovery of Expenses 96% Triple Net Leases Recapture of Capital Expenditures 94% Of Leases Contractual Annual Rent Escalation 95% Of Leases Lease Renewals & Re-leasing 6-9%Rental Rate Growth 2016 (Cash Basis) Early Lease Renewals INCREASING CASH FLOWS HIGH-QUALITY & STABLE CASH FLOWS 1-3% Cash NOI Growth

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 104 Steady Cash NOI Growth Illustration STEADY CASH NOI GROWTH 5%+ ILLUSTRATION Cash NOI Growth Illustration Lease Renewals & Re-Leasing Early Lease Renewals Occupancy Same Property Cash NOI Growth Contractual Annual Rent Escalations 3% 1% 1-3% +/-% 5%+

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 105 Strong Same Property Cash NOI Growth That Consistently Outperforms Office REITs (1) Represents average cash NOI growth from 2007 through 3Q15. (2) As of 3Q15. (3) Represents average same property cash NOI growth of companies per UBS Investment Research. STRONG CASH NOI GROWTH 5% AVERAGE CASH BASIS (1) 7% 7% 5% 2% 4% 4% 5% 6% 6% 4% 3% 0% -1% -1% 0% 2% 2% 1% 2007 2008 2009 2010 2011 2012 2013 2014 3Q15 YTD Alexandria Average Office REITs(3) Same Property NOI Growth (Cash Basis) (2)

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 106 1,583 2,161 1,864 2,744 3,407 3,281 3,645 2,769 3,960 0 500 1,000 1,500 2,000 2,500 3,000 3,500 4,000 4,500 0% 10% 20% 30% 2007 2008 2009 2010 2011 2012 2013 2014 3Q15 YTD RSF Leased Rental Rate Growth Rental Rate Growth (Cash Basis) Strong Leasing Volume & Rental Rate Growth HIGHEST LEASING VOLUME 4.0M LEASED RSF(1) Leasing Activity and Rental Rate Growth RS F (in th ou sa nd s) Re nt al R at e Gr ow th (1) YTD 3Q15.

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 107 Consistently Strong Leasing Volume in Strong Rental Rate Environment (1) Includes lease renewals, re-leasing, and leasing of vacant spaces. (2) As of December 31 of the prior year for each year presented. (3) Contractual lease expirations for 2015 as of December 31, 2014, aggregated 1.2M RSF, or 7.5% of total RSF. Contractual expirations of 0.8M represent expirations from January through September 2015. 2013 2014 YTD 3Q15 Leasing Volume(1) (excluding development/redevelopment) 2.5M 1.8M 2.0M Contractual Expirations(2) at Beginning of Year 1.1M 0.9M 0.8M (3) Ratio 2.3x 2.0x 2.5x RENTAL RATE GROWTH ON LEASING VOLUME WELL IN EXCESS OF ANNUAL CONTRACTUAL LEASE EXPIRATIONS

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 108 2015: Top Renewed/Re-Leased Space with Significant Rental Rate Increases YTD 3Q15. (1) Average rental rates increased $5.92 per RSF or 19.6% including straight-line rent and $3.50 per RSF or 10.6% on a cash basis for YTD 3Q15. 600 TECHNOLOGY SQUARE – GREATER BOSTON/CAMBRIDGE Massachusetts Institute of Technology 83,561 RSF 910 CLOPPER ROAD – MARYLAND/GAITHERSBURG Heraeus Noblelight America LLC 78,935 RSF 306 BELMONT STREET – GREATER BOSTON/CAMBRIDGE UMass Memorial Realty, Inc. 78,916 RSF 4767 NEXUS CENTER DRIVE – SAN DIEGO/UNIVERSITY TOWN CENTER Senomyx, Inc. 65,280 RSF 200 TECHNOLOGY SQUARE – GREATER BOSTON/CAMBRIDGE Novartis AG 65,165 RSF 500 TECHNOLOGY SQUARE – GREATER BOSTON/CAMBRIDGE Moderna Therapeutics, Inc. 61,618 RSF 275 ARMAND FRAPPIER – CANADA Vertex Pharmaceuticals Incorporated 60,917 RSF +20% INCREASE(1) RENTAL RATE +11% 1.7M RSF RENEWED/RE-LEASED (Cash)

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 109 Greater Boston 75% San Francisco 17% San Diego 8% 2015 Increases in Cash Rental Rates on Lease Renewals & Re-leasing of Space Driven by Demand for Urban Campuses Key Urban Campus Locations Drive Cash Rental Rate Growth % of Total $ Increase CASH RENTAL RATE INCREASE 11% YTD 3Q15 ON 1.7M RSF

Steady Occupancy That Consistently Outperforms Office REITs

ALEXANDRIA.
Building the Future of Life-Changing Innovation

STRONG OCCUPANCY

95%

OVER 10 YEARS[(1)]

>80%

RETENTION RATE[(2)]

Occupancy of Operating Properties



94%
93%
95%
92%
94%
89%
94%
89%
95%
88%
95%
89%
96%
90%
97%
91%
96%(3)
92%
2007
2008
2009
2010
2011
2012
2013
2014
3Q15
Alexandria
Average Office REITs(4)

(1) Average occupancy of operating properties in North America as of December 31 for the last 10 years.
(2) Represents tenant retention rate for 10-year period from 2005 to 2014. Exclude properties acquired for redevelopment with in-place leases at date of acquisition.
(3) The decline from 2014 is primarily driven by four full building leases that expired in 2015 at 19 Presidential Way, 9363 and 9373 Towne Centre Drive, and 2525 East NC Highway 54 in our Greater Boston, San Diego, and Research Triangle Park markets, respectively aggregating 306,703 RSF. We re-leased approximately 66% of the 9363 and 9373 Towne Centre Drive properties and are in the process of marketing the 19 Presidential Way and 2525 East NC Highway 54 properties for multi-tenancy office/laboratory use.
(4) Represents average office occupancy of companies included in the NAREIT Equity Office Index. Source: SNL Financial.

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110

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 111 Solid EBITDA Margins That Consistently Outperforms Office REITs (1) Represents YTD 3Q15. (2) Represents average EBITDA margins of companies included in the NAREIT Equity Office Index. Source: SNL Financial. STRONG MARGINS 65% ADJUSTED EBITDA MARGIN(1) 70% 71% 70% 68% 65% 64% 65% 64% 65% 56% 51% 52% 54% 52% 56% 53% 53% 55% 2007 2008 2009 2010 2011 2012 2013 2014 3Q15 Alexandria Average Office REITs EBITDA Margins (2) (1)

112 EXTERNAL GROWTH: HIGHLY LEASED DEVELOPMENT AND REDEVELOPMENT

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 113 Strategic Optionality for External Growth Pursuit of significant additional entitlement on existing assets ENTITLEMENTS ACQUISITIONS Development opportunities, in-place cash flows, near-term lease-up, and/ or below market rental rates REDEVELOPMENTS Creative and innovative space through redevelopment DEVELOPMENTS Highly leased developments Value Creation EFFECTIVE MANAGEMENT OF LEVERAGE DURING HISTORIC HIGH DEMAND AND RENTAL RATE ENVIRONMENT

Ground-Up Developments Commenced & Delivered in North America Since January 1, 2009 ($ in thousands)

ALEXANDRIA.
Building the Future of Life-Changing Innovation

Address/Market	Select Tenants	Final Delivery	Total Investment	Yield: Initial Stabilized	Yield: Initial Stabilized (Cash Basis)
7 Triangle Drive/Research Triangle Park	Mitsubishi Tanabe Phama Corporation	3Q11	$ 32,511	9.8%	8.5%
455 Mission Bay Boulevard South/San Francisco	Pfizer Inc.	4Q11	109,950	8.4%	8.5%
5200 Illumina Way/San Diego	Illumina, Inc.	4Q12	46,978	11.2%	7.0%
4755 Nexus Center Drive/San Diego	Cubist Pharmaceuticals, Inc.	3Q12	23,084	7.5%	6.8%
245 Armand Frappier/Canada	GlaxoSmithKline plc	3Q12	8,883	8.3%	7.7%
259 East Grand Avenue/San Francisco	Amgen Inc.	4Q12	74,090	8.6%	8.7%
225 Binney Street/Greater Boston	Biogen Inc.	3Q13	174,160	8.2%	7.7%
269 East Grand Avenue/San Francisco	Amgen Inc.	3Q14	49,600	9.7%	8.4%
75/125 Binney Street/Greater Boston	ARIAD Pharmaceuticals, Inc.(1)	1Q15	361,000	8.3%	8.4%
360 Longwood Avenue/Greater Boston(2)(3)	Dana-Farber Cancer Institute, Inc.	Various	58,893	7.8%	7.3%
430 East 29th Street/New York(2)	Roche, New York University	Various	371,391	6.5%	6.6%
3013/3033 Science Park Road/San Diego(2)	Celgene Corporation	Various	54,098	7.1%	7.2%
			$ 1,364,643	8.0%	7.6%

(1) In August 2015, ARIAD Pharmaceuticals, Inc. ("ARIAD") entered into a sublease with IBM Watson Health, a digital health venture of the International Business Machines Corporation ("IBM"), for 40% of total RSF at 75/125 Binney Street for an initial lease term of 10 years. IBM holds investment-grade ratings of A+ (Fitch), Aa3 (Moody's), and AA- (S&P) and has the option to extend the sublease term through the end of the ARIAD lease, in March 2030, at 75/125 Binney Street.

(2) Represents partial deliveries through 3Q15.

(3) Represents our 27.5% share of unconsolidated joint venture.

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ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 115 Pipeline Development & Redevelopment Projects Creating Significant Growth in NOI & NAV As of 3Q15. 4Q16 2017/2018 TOTAL Significant Incremental Annual NOI $ 75-80M $ 105-110M $ 180-190M RSF 1.5M 1.8M 3.3M Highly Leased 89% 71% 81% Solid Initial Cash Yields (Unlevered) 7.1% 7.1% 7.1% IN SERVICE BY

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 116 Highly Leased Projects to Be Placed into Service by 4Q16 As of 3Q15. (1) Represents incremental annual NOI upon stabilization, including our share of partial ownership. $75-80MIncremental Annual NOI 1.5M RSF//89% LEASED (1)

Highly Leased Projects to Be Placed into Service by 4Q16

ALEXANDRIA.
Building the Future of Life-Changing Innovation

Property/ Market/Submarket	ARE's Ownership Interest	Dev/ Redev	Project RSF In Service	Project RSF CIP	Project RSF Total	Leased Status Leased %	Leased Status Negot-iating %	Leased Status Total Leased/ Negotiating RSF	Leased Status Total Leased/ Negotiating %	Project Start	Occupancy Initial	Occupancy Stabilized
430 East 29th Street/New York City/Manhattan	100%	D	350,727	67,912	418,639	87%	11%	409,531	98%	4Q12	4Q13	**4Q15**
6040 George Watts Hill Drive/Research Triangle Park/RTP	100%	D	–	61,547	61,547	100%	–%	61,547	100%	4Q14	1Q16	**1Q16**
5200 Illumina Way, Bldg 6/San Diego/University Town Center	100%	D	–	295,609	295,609	100%	–%	295,609	100%	3Q14	3Q16	**3Q16**
50/60 Binney Street/Greater Boston/Cambridge	100%	D	–	530,477	530,477	98%	–%	520,385	98%	1Q15	4Q16	**4Q16**
3013/3033 Science Park Road/San Diego/Torrey Pines	100%	D	102,938	63,000	165,938	81%	–%	135,002	81%	2Q14	4Q14	**4Q16**
360 Longwood Avenue/Greater Boston/Longwood Medical Area	27.5%	D	259,859	153,677	413,536	63%	1%	263,536	64%	2Q12	3Q14	**4Q16**
10290 Campus Point Drive/San Diego/University Town Center	100%	R	–	304,326	304,326	100%	–%	304,326	100%	3Q15	4Q16	**4Q16**[1]
4796 Executive Drive/San Diego/University Town Center	100%	D	–	61,755	61,755	100%	–%	61,755	100%	4Q15	4Q16	**4Q16**
Total/weighted-average			713,524	**1,538,303**	**2,251,827**	**89%**	2%	**2,051,691**	**91%**			

Property/ Market/Submarket	In Service	CIP	Cost to Complete Construction Financing	Cost to Complete Other	Total at Completion	Unlevered Yields Average Cash	Unlevered Yields Initial Stabilized Cash	Unlevered Yields Initial Stabilized
430 East 29th Street/New York City/Manhattan	$ 371,391	$ 66,494	$ –	$ 25,360	$ 463,245	7.1%	6.6%	6.5%
6040 George Watts Hill Drive/Research Triangle Park/RTP	–	18,537	–	7,263	25,800	8.1%	7.3%	8.1%
5200 Illumina Way, Bldg 6/San Diego/University Town Center	–	32,937	–	36,963	69,900	8.6%	7.0%	8.4%
50/60 Binney Street/Greater Boston/Cambridge	–	256,990	243,010	–	500,000	8.1%	7.3%	7.4%
3013/3033 Science Park Road/San Diego/Torrey Pines	54,098	7,980	–	42,712	104,790	7.7%	7.2%	7.1%
360 Longwood Avenue/Greater Boston/Longwood Medical Area	58,898	35,004	10,972	4,091	108,965	8.2%	7.3%	7.8%
10290 Campus Point Drive/San Diego/University Town Center	–	110,570	–	130,430	241,000	7.6%	6.8%	7.0%
4796 Executive Drive/San Diego/University Town Center	–	5,967	TBD	TBD	TBD	TBD	TBD	TBD
Total/weighted-average	$ 484,387	$ 534,479	$ 253,982	$ 246,819	$ 1,513,700			

As of 3Q15.

(1) Stabilized occupancy in late 4Q16.

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ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 118As of 3Q15(1) Represents the total of 350,727 RSF in service and 67,912 RSF under construction. 430 East 29th Street, New York City Development Project $463M COST AT COMPLETION 418,639 RSF LEED Gold 6.5% YIELD 6.6% (Cash) (1)

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 119As of 3Q15. 5200 Illumina Way, Building 6, UTC, San Diego Development Project $69.9M COST AT COMPLETION 295,609 RSF Targeting LEED Silver 8.4% 7.0% (Cash) YIELD

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 120As of 3Q15.(1) Represents combined yields and construction costs for 50/60 Binney Street. 50 Binney Street, Cambridge, Greater Boston Development Project $500M COST AT COMPLETION 274,734 RSF Alexandria Center® at Kendall Square Targeting LEED Gold (1) (1) 7.4% 7.3% (Cash) YIELD

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 121As of 3Q15.(1) Represents combined yields and construction costs for 50/60 Binney Street. 60 Binney Street, Cambridge, Greater Boston Development Project $500M COST AT COMPLETION 255,743 RSF Alexandria Center® at Kendall Square Targeting LEED Gold (1) 7.4% 7.3% (Cash) YIELD

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 122As of 3Q15.(1) Represents the total of 102,938 RSF in service and 63,000 RSF under construction. 3013/3033 Science Park Road, Torrey Pines, San Diego Development Project $105M COST AT COMPLETION 165,938 RSF Targeting LEED Gold 7.1% 7.2% (Cash) (1) YIELD

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 123 As of 3Q15. (1) Represents the total of 259,859 RSF in service and 153,677 RSF under construction. (2) Represents ARE’s 27.5% share of cost at completion. 360 Longwood Avenue, Longwood Medical Area, Greater Boston Development Project $109M COST AT COMPLETION 413,536 RSF LEED Gold (2) (1) 7.8% 7.3% (Cash) YIELD

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 124As of 3Q15. 10290 Campus Point Drive, UTC, San Diego Acquisition & Redevelopment Project $241M COST AT COMPLETION 304,326 RSF Targeting LEED Gold 7.0% 6.8% (Cash) YIELD

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 125 Visible Growth Pipeline: Projects to Be Placed into Service in 2017 & 2018 As of 3Q15. (1) Represents incremental annual NOI upon stabilization, including our share of partial ownership. $105-110MIncremental Annual NOI 1.8M RSF//71% LEASED (1)

Visible Growth Pipeline: Projects to Be Placed into Service in 2017 & 2018

ALEXANDRIA.
Building the Future of Life-Changing Innovation

Property/ Market/Submarket	ARE's Ownership Interest	Dev/ Redev	Project RSF: In Service	Project RSF: CIP	Project RSF: Total	Leased Status: Leased %	Leased Status: Negotiating %	Leased Status: Total Leased/ Negotiating RSF	Leased Status: Total Leased/ Negotiating %	Project Start	Occupancy: Initial	Occupancy: Stabilized
510 Townsend Street/San Francisco/SoMa	100%	D	–	300,000	300,000	100%	–%	300,000	100%	3Q15	3Q17	**2017**
100 Binney Street/Greater Boston/Cambridge	100%	D	–	431,483	431,483	58%	40%	423,875	98%	3Q15	4Q17	**2017**
9625 Towne Centre Drive/San Diego/University Town Center	100%	R	–	162,156	162,156	–%	–%	–	–%	3Q15	1Q17	**2017**
11 Hurley Street/Greater Boston/Cambridge	100%	R	–	59,000	59,000	–%	100%	59,000	100%	3Q15	1Q17	**2017**
505 Brannan Street/San Francisco/SoMa	100%	D	–	150,000	150,000	100%	–%	150,000	100%	1Q16	2H17	**2017**
400 Dexter Avenue North/Seattle/Lake Union	100%	D	–	287,806	287,806	56%	23%	228,555	79%	2Q15	1Q17(1)	**2018**
1455/1515 Third Street/San Francisco/Mission Bay	51%	D	–	422,980	422,980	100%	–%	422,980	100%	3Q14	2Q/3Q18	**2018**
Total/weighted-average			–	**1,813,425**	**1,813,425**	**71%**	16%	1,584,410	87%			

Property/ Market/Submarket	In Service	CIP	Cost to Complete: Construction Financing	Cost to Complete: Other	Total at Completion(2)	Unlevered Yields(2): Average Cash	Unlevered Yields(2): Initial Stabilized Cash	Unlevered Yields(2): Initial Stabilized
510 Townsend Street/San Francisco/SoMa	$ -	$ 63,542	$ -	$ 174,458	$ 238,000	7.9%	7.0%	7.2%
100 Binney Street/Greater Boston/Cambridge	-	160,605	-	TBD	TBD	TBD	TBD	TBD
9625 Towne Centre Drive/San Diego/University Town Center	-	22,958	-	TBD	TBD	TBD	TBD	TBD
11 Hurley Street/Greater Boston/Cambridge	-	6,403	-	TBD	TBD	TBD	TBD	TBD
505 Brannan Street/San Francisco/SoMa	-	24,935	-	TBD	TBD	TBD	TBD	TBD
400 Dexter Avenue North/Seattle/Lake Union	-	37,415	-	TBD	TBD	TBD	TBD	TBD
1455/1515 Third Street/San Francisco/Mission Bay	10,787	61,708	-	TBD	-	TBD	TBD	TBD
Total/weighted-average	$ 10,787	$ 577,566	$ 0	$ 174,458	$ 238,000			

As of 3Q15.

(1) We expect to place into service 161,433 RSF, or 56% of project, in 1Q17.

(2) Represents projects that have commenced development recently or will commence development in the next few quarters. We will disclose yields and cost at completion in the next one to three quarters.

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126

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 127As of 3Q15. 510 Townsend Street, SoMa, San Francisco Development Project $238M COST AT COMPLETION 300,000 RSF Targeting LEED Platinum 7.2% 7.0% (Cash) YIELD

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 128As of 3Q15.(1) The design and budget of this project are in process, and the estimated project costs with related yields will be disclosed in the future. 100 Binney Street, Cambridge, Greater Boston Development Project TBD COST AT COMPLETION 431,483 RSF Alexandria Center® at Kendall Square Targeting LEED Gold TBD YIELD (1) (1)

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 129 505 Brannan Street, SoMa, San Francisco Development Project As of 3Q15. (1) We will commence construction of Phase 1 aggregating 150,000 RSF in 1Q16. Phase 2 aggregating 165,000 RSF represents a future development opportunity. (2) The design and budget of this project are in process, and the estimated project costs with related yields will be disclosed in the future. Targeting LEED Gold TBD COST AT COMPLETION 150,000 RSF TBD YIELD (2) (2) (1)

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 130As of 3Q15.(1) The design and budget of this project are in process, and the estimated project costs with related yields will be disclosed in the future. 400 Dexter Avenue North, Lake Union, Seattle Development Project TBD COST AT COMPLETION 287,806 RSF Targeting LEED Gold TBD Yield (1) (1)

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 131 1455/1515 Third Street, Mission Bay, San Francisco Development Project As of 3Q15. (1) The design and budget of this project are in process, and the estimated project costs with related yields will be disclosed in the future. TBD COST AT COMPLETION 422,980 RSF Targeting LEED Gold TBD YIELD (1) (1)

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 132 Visible Growth Pipeline: Future Projects Property Market/Submarket ARE’s Ownership Interest Project Square Feet Alexandria Technology Square® – Greater Boston/Cambridge 100% 100,000 505 Brannan Street, Phase II – San Francisco/SoMa 100% 165,000 279 East Grand Avenue – San Francisco/South San Francisco 100% 121,632 213/221 East Grand Avenue – San Francisco/South San Francisco 100% 275,500 East 29th Street – New York City/Manhattan 100% 420,000+ 5200 Illumina Way – San Diego/University Town Center 100% 386,044 10300 Campus Point Drive, Bldg 2 – San Diego/University Town Center 100% 292,387 1150/1165/1166 Eastlake Avenue East – Seattle/Lake Union 100% 266,266 1818 Fairview Avenue East – Seattle/Lake Union 100% 188,490 6 Davis Drive – Research Triangle Park/Research Triangle Park 100% 1,000,000 3,215,319

133 EFFECTIVE MANAGEMENT OF LEVERAGE DURING HISTORIC HIGH DEMAND AND RENTAL RATE ENVIRONMENT

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 134 Considerations During Period of Historic High Demand & Rental Rate Environment Limited Supply Optimal Fiscal Environment Monetization Existing Value-Creation Opportunity Strong demand from innovative and high- quality tenants Limited to no large blocks of existing Class A space No competitive development sites in Cambridge through 2018 Ready to build entitlements on 1M RSF Optionality to fund growth in cost efficient manner Cash returns of 7%+ vs. 4.5% cash cap rate on sale Strong rental rates Low interest rate environment Cap rates spread will accommodate modest increases in treasuries with minimal impact to real estate value Monetize land through lease-up and development Accelerate timing of NAV growth

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 135 Monetization of Non-Income-Producing Land to Meet Historic High Demand & Rental Rates Strategic decision to pursue lease-up and commencement of development of Binney Street campus versus waiting for the next window of opportunity Strategic decision to pursue expansion of Mission Bay/SoMa campus, given 100% leased, during high demand and rental rate environment Manage leverage goals in order to accelerate the timing of growth in NAV Significant NOI growth through lease-up and development of the Binney Street campus and other key projects Commitment to continuous improvement in balance sheet leverage and credit rating Balance Sheet Management Goal: Enhance balance sheet flexibility with net debt to adjusted EBITDA of 6.0x or less and BBB+ credit rating

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 136 Accelerated Timing of NAV Growth Related to Binney Street Development $20 $45 $70 $95 $120 4Q14 4Q15 4Q16 4Q17 Goal 5.5x 6.0x 6.5x 7.0x 7.5x 7.2x 6.0x Decrease in leverage resulting from deliveries, which generate significant incremental EBITDA BBB+ Alexandria Center® at Kendall Square 225 Binney Street 75/125 Binney Street 50/60 Binney Street 100 Binney Street STABILIZATION STABILIZATION STABILIZATION STABILIZATION NOI from Binney Street projects Net Debt to Adjusted EBITDA (4Q Annualized) NO I( in m ill io ns ) Ne t D eb t t o Ad ju st ed E BI DA Projected <7.0x Projected 6.7x-6.9x Projected 6.5x-6.7x

137 FLEXIBLE BALANCE SHEET ENABLING SOLID FUTURE GROWTH

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 138 Financial Strategy: Disciplined Allocation of Capital & Balance Sheet Management ALLOCATE CAPITAL TO CLASS A ASSETS LOCATED IN UNIQUE COLLABORATIVE SCIENCE AND TECHNOLOGY CAMPUSES IN AAA URBAN INNOVATION CLUSTERS IMPROVE CREDIT PROFILE MAINTAIN ACCESS TO DIVERSE SOURCES OF CAPITAL COMMITMENT TO LONG-TERM CAPITAL TO FUND GROWTH PRUDENT LADDERING OF DEBT MATURITIES MAINTAIN SIGNIFICANT BALANCE SHEET LIQUIDITY MAINTAIN SOLID AND FLEXIBLE BALANCE SHEET BAA2 STABLE BBB- POSITIVE MOODY’S S&P

Continuous Improvement in Our Credit Rating Criteria Will Drive Reduction in Its Cost of Capital

ALEXANDRIA.
Building the Future of Life-Changing Innovation

CREDIT RATING CRITERIA	MOODY'S REPORT DATED AUGUST 12, 2011	MOODY'S REPORT DATED OCTOBER 26, 2015	ARE'S OUTLOOK
OVERALL ASSESSMENT	MID BAA	MID BAA	**IMPROVEMENT**
Liquidity coverage	Baa	Baa	**A**
Debt maturities	Baa	**A**	**A**
FFO payout	Aa	**A**	**A**
Amount of unencumbered assets	Baa	**A**	**A**
LIQUIDITY & FUNDING	HIGH BAA	**LOW A**	**IMPROVEMENT**
Debt + preferred/gross assets	Baa	Baa	Baa
Net debt/EBITDA	Ba	Ba	**Baa**
Secured debt/gross assets	Baa	**A**	**A**
Access to capital	Baa	Baa	**A**
LEVERAGE & CAPITAL STRUCTURE	MID BAA	LOW BAA	**IMPROVEMENT**
Franchise/brand name	Baa	Baa	**A**
Gross assets	Baa	Baa	**A**
Diversity: location/tenant/industry/economic	Baa	Baa	Baa
Development percentage of gross assets	B	**Baa**	**Baa**
Asset quality	Baa	Baa	**A**
MARKET POSITIONING & ASSET QUALITY	LOW BAA	**HIGH BAA**	**IMPROVEMENT**
EBITDA/revenues	A	Baa	**A**
EBITDA margin volatility	Baa	Baa	Baa
Fixed charge coverage	Baa	**A**	**A**
CASH FLOW & EARNINGS	HIGH BAA	**HIGH BAA**	**IMPROVEMENT**

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ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 140 Access to Diverse Sources of Capital As of 3Q15. (1) Based upon guidance issued on November 2, 2015. (2) Represents cash flows from operating activities after dividends. (3) EBITDA growth provides ability to fund growth through increase in debt primarily through issuance of fixed rate senior unsecured notes payable. 2011 2012 2013 2014 2015 Projected FCF Incremental Debt Asset sales Joint ventures Common stock $795 $737 $823 $824 $944 To ta l S ou rc es o f C ap ita l (in m illi on s) (1) (3)(2)

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 141 Asset Sales Strategy Non-Core Operating Assets Low Cap Rate Operating Assets Recycling capital from high-value assets (via sale of partial interest to high-quality institutional investor or sale of 100%) into the value-creation pipeline will increase FFO per share and NAV Increase NAV Through Reinvestment of Proceeds from Selected Asset Sales into Value-Creation Projects Increase quality of asset base Continue to monetize certain land parcels Land

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 142 Disciplined Approach to Funding As of 3Q15. (1) Represents the mid-point of our 2015 guidance range for net cash provided by operating activities after dividends. (2) Represents increase in debt to fund growth on a leverage neutral basis through growth in EBITDA (target net debt to adjusted EBITDA as of 4Q15 of 6.9x). The past five years amount represents the average growth in EBITDA in 2014 and 2015 of approximately $61 million (2014 and YTD 3Q15 annualized). (3) Represents mid-point of our projected 2015 asset sales. (4) Represents average asset sales during the five year period 2011-2015 (includes $700 million in projected sales, which represents the mid-point of our projected range for 2015). (5) Represents average annual common equity raised from the period 2012-2015, which was approximately 20%-25% of our total annual sources of capital. (6) We intend to use a portion of our funding to reduce our net debt to adjusted EBITDA from 7.2x as of 4Q14 to our target of 6.9x as of 4Q15. 2015 Past 5 Years FCF $ 125M(1) $ 125M Long-Term Debt (SIGNIFICANT GROWTH IN EBITDA)(2) 470M 425M Asset Sales 700M(3) 200M(4) Common Stock — 20%-25% (5) Total $ 1,295M(6)

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 143 Leverage Neutral Funding of Growth with Long-Term Debt Through Solid Growth in EBITDA As of 3Q15. 2014 YTD 3Q15 Annualized Significant EBITDA Growth $ 54M $ 68M 4Q15 Net Debt/ EBITDA Target 6.9x 6.9x Ability to Fund Growth with Long-term Debt $ 380M $ 470M Average $ 425M

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 144 Prudent Laddering of Debt Maturities & Solid Weighted Average Remaining Term of 5.6 Years As of September 30, 2015 and pro-forma for repayment of $76 million secured note payable in October 2015 and issuance of $300 million 4.30% unsecured notes payable due in 2026 in November 2015. (1) See detailed guidance assumptions issued on November 2, 2015. Reduction in borrowings outstanding under our unsecured line of credit from asset sales offset slightly by construction in 4Q15 in the range of $177 million to $277 million. (2) Reflects repayment in October 2015 of $76 million secured note payable, reducing our outstanding maturities as of September 30, 2015, from $310 million to $234 million. We have two one-year options to extend the stated maturity date of a $20.7 million secured note payable to June 1, 2018, subject to certain conditions. We also have an option to extend the maturity date of a $47.4 million secured note payable to July 1, 2017, subject to certain conditions. (3) We have a one-year option to extend the maturity date of a $151.5 million secured note payable to August 23, 2018, subject to certain conditions. (4) Reflects repayment in November 2015 with proceeds from issuance of $300 million 4.30% unsecured senior notes payable due in 2026. (5) Reflects issuance of unsecured senior notes payable in November 2015. (6) Outstanding balances may be repaid without typical prepayment penalty. $234 $231 $1,143 $508 $350 $550 $601 $300 $300 $0 $200 $400 $600 $800 $1,000 $1,200 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 Limited maturities Unsecured senior bank term loans (6)Secured notes payable $1.5 billion unsecured senior line of credit Unsecured senior notes payable Significant reduction anticipated in 4Q15 from asset sales in a range from $556 million to $656 million(1) (2) (3) (5)(in m ill io ns ) (4)

ALEXANDRIA.
Building the Future of Life-Changing Innovation

Solid Credit Metrics & Liquidity

Net Debt to Adjusted EBITDA[(1)]


7.4x
<7.0x
6.9x to 6.7x
6.7x to 6.5x
6.0x
3Q15
4Q15 Target
4Q16 Target
4Q17 Target
Goal

Unencumbered NOI[(2)]

79%

Fixed-Charge Coverage Ratio[(1)]


3.3x
3.5x
3.0x to 3.5x
4Q14
3Q15
Target Range

Liquidity (in millions)


$1,800
$1,505(3)
$855(4)
$122
$657
3Q15
4Q15 Projected(5)
Cash and Cash Equivalents
$1.5 Billion Unsecured Senior Line of Credit
Existing Construction Loan Commitments
Pro Forma for New Construction Loan and Unsecured Senior Notes Payable

(1) Quarter annualized.
(2) For the three months ended September 30, 2015.
(3) Represents pro forma liquidity as of September 30, 2015, aggregating $1.2 billion, including a secured construction loan with aggregate commitments available for borrowing of $350.0 million that we closed in October 2015, and issuance of $300 million unsecured senior notes payable in November 2015.
(4) Total liquidity as of September 30, 2015, aggregating $855 million consisted of $76 million of cash and cash equivalents, $122 million of remaining construction loan commitments and $657 million available under our $1.5 billion unsecured senior line of credit.
(5) See our guidance for 2015 issued on November 2, 2015, for assumptions on remainder asset sales and issuance of unsecured senior and other notes payable, which includes the available borrowings under our secured construction loan in footnote (3) above.

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145

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 146 Disciplined Management of Value-Creation Pipeline & Variable-Rate Debt (1) As a percentage of gross investments in real estate. (2) As a percentage of total debt. (3) Higher percentage as of 3Q15 reflects anticipated reduction in unhedged variable-rate debt in 4Q15 from issuance of $300 million 4.30% unsecured senior notes payable due in 2026 and real estate sales in a range from $556 million to $656 million. Non-Income-Producing Assets (1) 13% 3Q15 4Q15 Target 4Q16 Target Unhedged Variable Rate Debt (2) 24% 3Q15 4Q15 Target 4Q16 Target 12% to 15% 10% to 15% <15% <15% (3)

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 147 Growth in Cash Flows Support Growth in Common Stock Dividends (1) Represents the sum of quarterly dividends declared during each calendar year, except for 2015, which represents YTD 3Q15 annualized. (2) The 2013 and 2014 amounts represent the dividend payout ratios for the quarters ended 4Q13 and 4Q14, respectively, and the 2015 amounts represent the dividend payout ratio for YTD 3Q15 annualized. COMMON STOCK DIVIDEND POLICY BOARD PHILOSOPHY Continue to share cash flows from operations with common shareholders while also continuing to reinvest significant cash provided by operating activities after dividends 2013 2014 2015 Annual Common Stock Dividend $2.61 $2.88 $3.04 Growth Over Prior Year 25% 10% 6% Low Dividend Payout Ratio 59% 60% 58% Five Year Average Cash Flows from Operating Activities after Dividends Available for Reinvestment $125M (1) (2)

148 2016 GUIDANCE

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 149 2016 FFO Per Share Guidance Range (1) Range of 20 cents per share represents +/- 1.8% from $5.51 mid-point of range of guidance for 2016 FFO per share. $5.41-$5.61(1) FFO PER SHARE 2016 GUIDANCE MID-POINT $5.51 PER SHARE

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 150 2016 Key Operating Assumptions (1) For operating properties in North America as of 4Q16. (2) On lease renewals and re-leasing of space. OCCUPANCY(1) 96.5%-97.1% SAME PROPERTY NOI GROWTH RENTAL RATE INCREASE(2) 2.0%-4.0% 3.5%-5.5% (Cash Basis) 14.0%-17.0% 6.0%-9.0% (Cash Basis)

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 151 Continuing Increases in Cash Rental Rates on Lease Renewals & Re-leasing of Space Key Urban Campus Locations Drive Cash Rental Rate Growth 37% 28% 29% 5% 1% Greater Boston San Francisco Seattle San Diego Other % of Total $ Increase CASH RENTAL RATE INCREASE 6.0%- 9.0% 2016 PROJECTED

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 152 2016 Guidance: Assumptions (in millions) Low High Straight-Line rents $ 51 $ 56 G&A expenses $ 59 $ 64 Interest: Capitalization of interest $ 45 $ 55 Interest expense $ 108 $ 118

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 153 2016 Sources & Uses of Capital (in millions) Low High Sources of Capital: Net cash provided by operating activities after dividends $ 115 $ 135 Incremental debt 305 285 Asset sales minimum target 300 400 Other capital 330 430 Total Sources of Capital $ 1,050 $ 1,250 Uses of Capital: Construction $ 900 $ 1,000 Acquisitions 150 250 Total Uses of Capital $ 1,050 $ 1,250

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 154 2016 Incremental Debt (in millions) Low High Issuance of unsecured senior notes payable $ 400 $ 550 Borrowings under secured construction loans 175 225 Repayments of secured notes payable (120) (220) Activity on unsecured senior line of credit/other (150) (270) Incremental debt $ 305 $ 285

155 Q&A

156 APPENDIX

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 157 Appendix: Non-GAAP Measures (1) Calculated in accordance with standards established by the Board of Governors of the NAREIT in its April 2002 White Paper and related implementation guidance. (2) Investment income for the three months ended September 30, 2015, of $5.4 million, or $0.08 per share, included gross investment gains of $8.7 million, primarily from the sale of two publicly traded securities. Year Ended (per share) Guidance 2016 2015 Earnings per share attributable to Alexandria’s common stockholders – diluted $ 1.44 to $ 1.64 $1.46 to $1.48 Add: depreciation and amortization 4.00 3.68 Add: impairment of real estate ! 0.20 Other (0.03) (0.02) FFO per share attributable to Alexandria’s common stockholders – diluted(1) 5.41 to 5.61 5.32 to 5.34 Less: investment income for 3Q15(2) ! (0.08) FFO per share attributable to Alexandria’s common stockholders – diluted, as adjusted $ 5.41 to $ 5.61 $ 5.24 to $ 5.26

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 158 Appendix: Non-GAAP Measures Nine Months Ended Unencumbered NOI (in thousands) 9/30/2015 Unencumbered NOI $ 341,666 Encumbered NOI 88,722 NOI from continuing operations $ 430,388 Unencumbered NOI as a percentage of total NOI 79% Year Ended FFO per share and FFO, as adjusted per share 2014 2013 Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – basic $ 1.01 $ 1.60 Depreciation and amortization 3.16 2.80 Impairment of real estate – rental properties 0.38 - Gain on sales of real estate – rental properties (0.03) - Gain on sales of real estate – land parcels (0.09) (0.07) Amount attributable to noncontrolling interests/unvested restricted stock awards (0.01) - FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – basic and diluted 4.42 4.33 Impairment of investments - 0.01 Acquisition-related expenses - 0.02 Impariment of real estate – land parcels 0.34 - Loss on early extinguishment of debt 0.01 0.04 Preferred stock redemption charge 0.03 - FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted, as adjusted $ 4.80 $ 4.40

ALEXANDRIA.
Building the Future of Life-Changing Innovation

Appendix: Non-GAAP Measures

Adjusted EBITDA *(in thousands)*	3Q15	YTD 3Q15	4Q14	2014	2013	2012	2011	2010	2009	2008	2007
Net income loss	$ 39,699	$ 103,137	$ (6,030)	$106,778	$140,249	$105,528	$135,393	$139,022	$141,648	$120,097	$ 90,055
Interest expense:											
Consolidated	27,679	77,583	22,188	79,299	67,952	69,184	63,443	69,642	82,273	86,548	95,800
Our share of unconsolidated JVs	242	284	35	35	-	-	-	-	-	-	-
Interest expense	27,921	77,867	22,223	79,334	67,952	69,184	63,443	69,642	82,273	86,548	95,800
Income taxes	1,392	3,838	-	-	-	-	-	-	-	-	-
Depreciation and amortization:											
Consolidated	67,953	189,044	57,973	224,096	190,778	192,005	158,026	126,640	118,508	108,743	97,335
Our share of unconsolidated JVs	445	1,079	329	329	-	-	-	-	-	-	-
Depreciation and amortization	68,398	190,123	58,302	224,425	190,778	192,005	158,026	126,640	118,508	108,743	97,335
EBITDA	137,410	374,965	74,495	410,537	398,979	366,717	356,862	335,304	342,429	315,388	283,190
Stock compensation expense	5,178	12,922	4,624	13,996	15,552	14,160	11,755	10,816	14,051	13,677	11,175
Loss on early extinguishment of debt	-	189	-	525	1,992	2,225	6,485	45,168	(11,254)	-	-
Gain on sale of real estate – rental properties	-	-	(1,838)	(1,838)	-	(1,564)	-	(59,466)	(2,627)	(20,401)	-
Loss on sale of real estate – rental properties	-	-	-	-	121	-	-	-	-	-	-
Gain on sale of real estate – land parcel	-	-	(5,598)	(6,403)	(4,824)	(1,864)	(46)	-	-	-	(7,976)
Impairment of real estate	-	14,510	51,675	51,675	-	13,450	994	-	-	4,650	-
Impairment of investments	-	-	-	-	853	-	-	-	-	13,251	-
Deal costs	-	-	-	-	1,446	-	-	-	-	-	-
Adjusted EBITDA	$142,588	$ 402,586	$123,358	$468,492	$414,119	$393,124	$376,050	$331,822	$342,599	$326,565	$286,389
Revenues:											
Consolidated	$218,610	$619,519	$188,674	$726,877	$635,808	$610,779	$574,523	$488,097	$488,032	$462,984	$408,050
Our share of unconsolidated JVs	1,875	3,199	-	-	-	-	-	-	-	-	-
Revenues	$220,485	$ 622,718	$188,674	$726,877	$635,808	$610,779	$574,523	$488,097	$488,032	$462,984	$408,050
Adjusted EBITDA Margins	65%	65%	65%	64%	65%	64%	65%	68%	70%	71%	70%

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159

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 160 Appendix: Non-GAAP Measures Three Months Ended Three Months Ended Net debt to adjusted EBITDA 3Q15 4Q14 Fixed charge coverage ratio 3Q15 4Q14 Secured notes payable: Adjusted EBITDA $ 142,588 $ 123,358 Consolidated $ 773,619 $ 652,209 Our share of unconsolidated JVs 48,215 - Interest expense $ 27,921 $ 22,223 Secured notes payable 821,834 652,209 Capitalized interest: Unsecured senior notes payable 1,747,613 1,747,370 Consolidated 8,436 11,665 Unsecured senior line of credit 843,000 304,000 Our share of unconsolidated JVs 641 - Unsecured senior bank term loans 950,000 975,000 Capitalized interest 9,077 11,665 Cash and cash equivalents: Amortization of loan fees: Consolidated (76,383) (86,011) Consolidated (2,625) (2,819) Our share of unconsolidated JVs (7,231) - Our share of unconsolidated JVs (32) (3) Cash and cash equivalents (83,614) (86,011) Amortization of loan fees (2,657) (2,822) Less: restricted cash (36,993) (26,884) Amortization of debt premiums (discounts) 100 (17) Net debt $ 4,241,840 $ 3,565,684 Cash interest 34,441 31,049 Dividends on preferred stock 6,247 6,284 Adjusted EBITDA 142,588 123,358 Fixed charges $ 40,688 $ 37,333 Adjusted EBITDA (annualized) $ 570,352 $ 493,432 Fixed charge coverage ratio 3.5x 3.3x Net debt to adjusted EBITDA 7.4x 7.2x

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 161 Alexandria’s Senior Management Jennifer Banks General Counsel 18 years of experience Peter Moglia Chief Investment Officer 24 years of experience 25+ AVERAGE SENIOR MANAGEMENT YEARS OF EXPERIENCE Andres Gavinet Chief Accounting Officer 21 years of experience Marc Binda Senior Vice President, Finance 16 years of experience Joel Marcus Chairman, Chief Executive Officer & Founder 40 years of experience Dean Shigenaga Chief Financial Officer 22 years of experience Steve Richardson Chief Operating Officer & Regional Market Director 32 years of experience Vin Cruzzi Chief Development Officer 34 years of experience

ALEXANDRIA REAL ESTATE EQUITIES, INC. Confidential and Proprietary. Do Not Copy or Distribute. All Rights Reserved © 2015 162 Alexandria’s Regional Market Directors with Leading Reputations & Longstanding Relationships Tom Andrews Executive Vice President & Regional Market Director 31 years of experience GREATER BOSTON Steve Richardson Chief Operating Officer & Regional Market Director 32 years of experience SAN FRANCISCO Dan Ryan Executive Vice President & Regional Market Director 26 years of experience SAN DIEGO John Cunningham Senior Vice President & Regional Market Director 27 years of experience NEW YORK CITY John Cox Senior Vice President & Regional Market Director 27 years of experience SEATTLE Larry Diamond Senior Vice President & Regional Market Director 32 years of experience MARYLAND Oliver Sherrill Senior Vice President & Regional Market Director 21 years of experience RESEARCH TRIANGLE PARK ALEXANDRIA’S FULLY INTEGRATED REGIONAL TEAMS ARE HIGHLY EXPERIENCED, WITH EXPERTISE IN: Design Leasing/Asset Management Development/Construction Project Management Science & Technology Laboratory Operations Safety Engineering Sustainability Finance Collaboration Amenities